Exhibit 1

SUNCOR ENERGY INC.

(a Canadian corporation)

3.600% Senior Unsecured Notes due 2024

November 20, 2014

To:                             Suncor Energy Inc.

P.O. Box 2844
150 – 6th Avenue S.W.
Calgary, Alberta  T2P 3E3
CANADA

Ladies and Gentlemen:

We, the Underwriters listed below (the “Underwriters”), for whom Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. are acting as representatives (the “Representatives”), understand that Suncor Energy Inc., a Canadian corporation (the “Company”), proposes to issue and sell US$750,000,000 aggregate principal amount of its 3.600% Senior Unsecured Notes due 2024 (the “Debt Securities”) (such securities also being hereinafter referred to as the “Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the respective aggregate principal amount of Underwritten Securities set forth opposite their names below at the respective purchase prices set forth below.

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Underwriter	Principal Amount of 2024 Notes

Morgan Stanley & Co. LLC	U.S.$	168,750,000
Citigroup Global Markets Inc.	157,500,000
HSBC Securities (USA) Inc.	157,500,000
BNP Paribas Securities Corp.	45,000,000
RBS Securities Inc.	45,000,000
DNB Markets, Inc.	33,750,000
J.P. Morgan Securities LLC	33,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	33,750,000
CIBC World Markets Corp.	15,000,000
Mizuho Securities USA Inc.	15,000,000
RBC Capital Markets, LLC	15,000,000
SMBC Nikko Securities America, Inc.	15,000,000
TD Securities (USA) LLC	15,000,000

Total	U.S.$	750,000,000

The Company agrees to make an indirect advancement represented by a demand note (the “Partnership Note”) of US$750,000,000 to Suncor Energy Oil Sands Limited Partnership (the “Partnership”), a limited partnership established under the laws of Alberta and directly and indirectly wholly-owned by the Company. The Company agrees to ensure that the Partnership will enter into an assignment agreement, and such other documentation listed in Annex II hereto, in order to assign the Partnership Note to and in favor of the Trustee for and on behalf of each of the holders of the Underwritten Securities (the “Partnership Note Assignment”).  The documents entered into in connection with the foregoing, and any documentation related thereto, are listed in Annex II hereto and are collectively referred to as the “Collateral Documents.”

The Underwritten Securities shall have the following terms:

Title:  3.600% Senior Unsecured Notes due 2024

Current ratings:  Moody’s: A3 (stable outlook); S&P: A- (stable outlook).  The Company’s long-term unsecured debt securities are rated A (low) by DBRS

Aggregate principal amount to be issued:  US$750,000,000

Denominations:  U.S.$2,000 and multiples of U.S.$1,000 in excess thereof

Currency of payment:  United States dollars

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Interest rate or formula:  3.600%

Interest payment dates:  June 1 and December 1, commencing on June 1, 2015

Regular record dates: May 15 and November 15

Stated maturity date:  December 1, 2024

Redemption provisions:  Make-whole at any time at a discount rate of Treasury plus 20 basis points at any time prior to September 1, 2024 (three months before maturity). Callable at 100% at any time on or after September 1, 2024 (three months before maturity).

Sinking fund requirements:  None

Conversion provisions:  None

Listing requirements:  None

Black-out provisions:  None

Fixed or Variable Price Offering:  Fixed

If Fixed Price Offering, initial public offering price per security: 99.235% of the principal amount, plus accrued interest, if any, from November 25, 2014

Purchase price per security:  98.585% of principal amount, plus accrued interest, if any, from November 25, 2014

Form:  Book-entry form through The Depository Trust Company

Other terms and conditions:  Each Underwriter agrees that it will not, directly or indirectly, offer, sell or deliver any Debt Securities purchased by it, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada.

Closing date and location: November 25, 2014 at the New York offices of Davis Polk & Wardwell LLP.

Notices to the Underwriters shall be directed to the Representatives as set forth below:

Morgan Stanley & Co. LLC
Attention: Investment Banking Division
1585 Broadway, 29th Floor
New York, New York 10036
Tel: (212) 761-6691
Fax: (212) 507-8999

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Citigroup Global Markets Inc.

Attention: General Counsel

388 Greenwich Street

New York, New York 10013

Fax: (212) 816-7912

HSBC Securities (USA) Inc.

Attention: Transaction Management Group

452 Fifth Avenue

New York, New York 10018

Tel: (212) 525-3652

Fax: (212) 525-0238

All of the provisions contained in the document attached as Annex I hereto entitled “SUNCOR ENERGY INC.—Debt Securities—Underwriting Agreement Standard Provisions” (the “Standard Provisions”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

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Please accept this offer no later than 5 o’clock P.M. (New York City time) on November 20, 2014 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
	Name:	Diane Kenna
	Title:	Managing Director

Each acting on behalf of itself and the other named Underwriters.

Accepted:

SUNCOR ENERGY INC.

By:	/s/ Anil Shah
	Name:	Anil Shah
	Title:	Vice President and Treasurer

ANNEX I

SUNCOR ENERGY INC.

(a Canadian corporation)

Debt Securities

UNDERWRITING AGREEMENT STANDARD PROVISIONS

To the Underwriters

Named in the applicable Terms Agreement as hereinafter described

Ladies and Gentlemen:

Suncor Energy Inc., a Canadian corporation (the “Company”), proposes to issue and sell up to US$2,000,000,000 aggregate initial public offering price of its debt securities (the “Debt Securities”) from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

The Debt Securities will be issued in one or more series under an indenture (the “Indenture”), dated as of June 25, 2007, as amended and supplemented from time to time (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).  Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms established by or pursuant to the Indenture.

These Underwriting Agreement Standard Provisions confirm the arrangements with respect to the purchase of Underwritten Securities (as defined below) from the Company by the Representatives (as defined in the applicable Terms Agreement (as defined below)) and the several Underwriters listed in the applicable Terms Agreement entered into between the Representatives and the Company to which these Underwriting Agreement Standard Provisions will be attached as Annex I (the “Terms Agreement”).  With respect to any particular Terms Agreement, the provisions of these Underwriting Agreement Standard Provisions are incorporated therein by reference.  Any Terms Agreement shall be substantially in the form of Exhibit A hereto.  Terms defined in the applicable Terms Agreement which are used herein shall have the meaning ascribed to such terms in the applicable Terms Agreement.  The Terms Agreement relating to the offering of Debt Securities shall specify the aggregate principal amount of Debt Securities to be issued (the “Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than the Representatives acting as co-managers in connection with such offering, the aggregate principal amount of Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Underwritten Securities and any other material variable terms of the Underwritten Securities.

The Company has prepared and filed a preliminary short form base shelf prospectus, dated June 3, 2014 and a final short form base shelf prospectus, dated June 11, 2014, in respect of the Debt Securities with the Alberta Securities Commission (the “Reviewing Authority”), and has been issued a preliminary receipt by the Reviewing Authority for such preliminary short form base shelf prospectus and a final receipt by the Reviewing Authority for such final short form base shelf prospectus (hereinafter called the “Canadian Shelf Prospectus”).  The Company also has prepared and filed a preliminary prospectus supplement in respect of the Underwritten Securities with the Reviewing Authority.  The term “Canadian Basic Prospectus” means the Canadian Shelf Prospectus at the time the Reviewing Authority issued a final receipt with respect thereto in accordance with the rules and procedures established under the securities laws, rules, regulations and published policy statements applicable in the Province of Alberta (the “Applicable Canadian Securities Laws”), including  National Instrument 44—101 Short Form Prospectus Distributions (“NI 44-101”) and National Instrument 44-102 Shelf Distributions (collectively, the “Shelf Procedures”).  The prospectus supplement relating to the Underwritten Securities to be filed with the Reviewing Authority in accordance with Section 3(a) hereof and pursuant to the Shelf Procedures shall be referred to herein as the “Canadian Prospectus Supplement.”  The Canadian Basic Prospectus, as supplemented by the Canadian Prospectus Supplement, shall be referred to herein as the “Canadian Prospectus.”

The Company has also filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-10 (File No. 333-196501) and amendment no. 1 thereto, providing for the registration of the Debt Securities under the United States Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).  Such registration statement, as amended, which includes the Canadian Basic Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission), and any post-effective amendment thereto filed prior to the execution of the applicable Terms Agreement, in the form heretofore delivered or to be delivered to the Underwriters, including exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, has become effective pursuant to Rule 467 under the 1933 Act.  Such registration statement, as amended, and any post-effective amendment thereto filed prior to the execution of the applicable Terms Agreement, including any exhibits and all documents incorporated therein by reference, is referred to herein as the “Registration Statement.”  The Company also has prepared and filed a preliminary prospectus supplement in respect of the Underwritten Securities with the Commission.  The Canadian Basic Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) included in the Registration Statement shall be referred to herein as the “U.S. Basic Prospectus.”  The preliminary prospectus supplement relating to the offering of the Underwritten Securities filed with the Commission pursuant to General Instruction II.L of Form F-10 under the 1933 Act shall be referred to herein as the “U.S. Preliminary Prospectus Supplement.”  The final prospectus supplement to be filed with the Commission pursuant to General Instruction II.L of Form F-10 under the 1933 Act in accordance with Section 3(a) hereof shall be referred to herein as the “U.S. Prospectus Supplement”; the U.S. Basic Prospectus together with the U.S. Preliminary Prospectus Supplement, as amended and supplemented to the Applicable Time (as defined below) shall be referred to herein as the “U.S. Pricing Prospectus.”  The U.S. Basic Prospectus, as supplemented by the U.S. Prospectus Supplement, shall be referred to herein as the “U.S. Prospectus.”  A

“preliminary prospectus” shall be deemed to refer to any prospectus used before the Registration Statement became effective and, with respect to any Underwritten Securities, any prospectus relating to such Underwritten Securities used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement.  Any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Underwritten Securities shall be referred to herein as an “Issuer Free Writing Prospectus.”

For the purposes of these Underwriting Agreement Standard Provisions and the Terms Agreement, (i) the “Applicable Time” is 2:30 pm (Eastern time) on the date of the Terms Agreement and (ii) the U.S. Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 3(c) hereof and such additional documents as are specified in Schedule I to the Terms Agreement, taken together, shall be referred to herein as the “Pricing Disclosure Package.”

The Company has prepared and filed with the Commission an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement (the “Form F-X”).  The Company has also caused the Trustee to prepare and file with the Commission a Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the “1939 Act”) on Form T-1 (the “Form T-1”).

All references in these Underwriting Agreement Standard Provisions to the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus, or the Canadian Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such prospectus.  All references in these Underwriting Agreement Standard Provisions to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus, the Canadian Prospectus, or any preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus, the Canadian Prospectus, or any preliminary prospectus, as the case may be, prior to the execution of the applicable Terms Agreement; and all references in these Underwriting Agreement Standard Provisions to amendments or supplements to the Registration Statement, the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus, the Canadian Prospectus or any preliminary prospectus shall be deemed to include the filing of any document under Applicable Canadian Securities Laws or the United States Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus, the Canadian Prospectus, or any preliminary prospectus, as the case may be, after the execution of the applicable Terms Agreement.

SECTION 1.                            Representations and Warranties.

(a)         Representations and Warranties by the Company.   The Company represents and warrants to the Representatives and to each Underwriter named in the applicable Terms Agreement, as of the date thereof and as of the Closing Time (as defined below), as follows:

(i)                                     Compliance with Registration Requirements. The Company meets the general eligibility requirements for use of Form F-10 under the 1933 Act and is eligible to use the Shelf Procedures.  A receipt has been obtained from the Reviewing Authority in respect of the Canadian Basic Prospectus and no order suspending the distribution of the Underwritten Securities has been issued by the Reviewing Authority and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated by the Reviewing Authority, and any request on the part of the Reviewing Authority for additional information has been complied with.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(A) At its date and at the Closing Time, each of the Canadian Basic Prospectus and the Canadian Prospectus complied or will comply in all material respects with Applicable Canadian Securities Laws; (B) at the respective times the Registration Statement and any post-effective amendment thereto became effective, the U.S. Basic Prospectus conformed to the Canadian Basic Prospectus, and at its date and at the Closing Time, the U.S. Prospectus will conform to the Canadian Prospectus, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; (C) at the respective times the Registration Statement and any post-effective amendment thereto became effective, the Registration Statement and any amendments or supplements thereto complied and, at the Closing Time, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the applicable requirements of the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”); (D) the Registration Statement, when it became effective and at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor will any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (E) the Pricing Disclosure Package, as of the Applicable Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (F) the information contained in each Issuer Free Writing Prospectus listed on Schedule I to the Terms Agreement does not conflict with the information contained in the Registration Statement, the U.S. Pricing Prospectus or the U.S. Prospectus; (G) the U.S. Prospectus, as of its date and as of the Closing Time, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (H) at its date and at the Closing Time, the Canadian Prospectus and any amendment or supplement thereto will constitute full, true and plain disclosure of all material facts relating to the Debt Securities and the Underwritten Securities, except that the representations and warranties contained in clauses (D), (E), (F), (G), and (H) above do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus or the Canadian Prospectus, or to the Form T-1 of the Trustee.

(ii)                                  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, at the time they were or hereafter are filed with the Commission or the Reviewing Authority, as applicable, complied and in the case of documents hereafter filed, will comply, in all material respects with the requirements of Applicable Canadian Securities Laws and the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, at the time the Registration Statement became effective, at the Applicable Time and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)                               Independent Accountants. The accountants who certified the financial statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, are independent with respect to the Company within the meaning of the Canada Business Corporations Act and Applicable Canadian Securities Laws, and are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)                              Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, together with the related schedules, if any, and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved (or, if the Company hereafter determines to prepare its consolidated financial statements in accordance with generally accepted accounting principles in effect from time to time in the United States, such principles).  The supporting schedules, if any, included in the Registration Statement present fairly in accordance with IFRS the information required to be stated therein.  The selected financial and operating data included in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus present or will present fairly the information shown therein and have been compiled or will be compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus.

(v)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, or any of the documents incorporated therein by reference, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common shares of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its common shares.

(vi)                              Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the federal laws of Canada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus and to enter into and perform its obligations under the applicable Terms Agreement; and the Company is duly qualified or registered as an extra-provincial or foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or register or to be in good standing would not result in a Material Adverse Effect.

(vii)                           Good Standing of Subsidiaries.  Suncor Energy Oil Sands Limited Partnership, Suncor Energy Products Partnership and Suncor Energy Marketing Inc. are the only  “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (the “Subsidiaries”).  Each of the Subsidiaries has been duly organized and is subsisting and in good standing, if applicable, under the laws of the jurisdiction of its organization, has appropriate power and authority or capacity to own, directly or indirectly, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus and is duly qualified or registered as an extra-provincial or foreign corporation or limited partnership, as the case may be, to transact business and is in good standing, if applicable, in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or register or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, all of the issued and outstanding shares or partnership interests (or other equity interests), as the case may be, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares or partnership interests (or other equity interests), as the case may be, of each of the Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder of the applicable Subsidiary.  The only subsidiaries of the Company are the Subsidiaries and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(viii)                        Capitalization. If the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus contain a “Consolidated Capitalization” section (or a section with a substantially similar heading), the share capital of the Company is as set forth in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus in the column entitled “Actual” under the caption “Consolidated Capitalization” (or a section with a substantially similar heading) (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, or pursuant to the exercise of convertible securities or options referred to in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus).  The issued and outstanding common shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding common shares of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix)                              Authorization of Terms Agreement.  The applicable Terms Agreement, as of the date thereof, has been duly authorized, executed and delivered by the Company.

(x)                                 Authorization of the Indenture.  The Indenture has been duly authorized, and at the Closing Time, will be or will have been duly executed and delivered by the Company and duly qualified under the 1939 Act and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xi)                              Authorization of the Debt Securities.  The Underwritten Securities being sold pursuant to the applicable Terms Agreement have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to such Terms Agreement.  Such Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.  Such Underwritten Securities will be in the form contemplated by the Indenture.

(xii)                           Description of the Underwritten Securities and the Indenture.  The Underwritten Securities being sold pursuant to the applicable Terms Agreement, as of the date of each Terms Agreement and as of the Closing Time, will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, and the Indenture will be in substantially the form filed as an exhibit to the Registration Statement.

(xiii)                        Collateral Documents.  Each of the Collateral Documents (as defined in Exhibit A hereto), if any, has been, or as of the date of the applicable Terms Agreement will have been, duly authorized and, assuming due authorization, execution and delivery thereof by the other parties thereto, when executed and delivered by the Company and its subsidiaries, respectively, will constitute a legal, valid and binding instrument enforceable against the Company and its subsidiaries, respectively, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); except to perfect any security interest granted thereunder, no registration, filing or recording under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of each of the Collateral Documents, if any; as of the date of each Terms Agreement and as of the Closing Time, each of the Collateral Documents, if any, will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus.

(xiv)                       Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its constating documents or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the applicable Terms Agreement, the Indenture, the Underwritten Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated herein, and the consummation of the transactions contemplated herein and in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus under the caption “Use of Proceeds” and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (A) the charter, by-laws or other governing documents of the Company or the Subsidiaries, as the case may be, or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their assets, properties or operations, which violation would, in the case of clause (B) only, have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xv)                          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

(xvi)                       Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus or the Canadian Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the respective properties and assets of the Company and its subsidiaries, considered as one enterprise, or the consummation of the transactions contemplated under the applicable Terms Agreement and the Indenture, or the performance by the Company of its obligations hereunder and thereunder.  The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus or the Canadian Prospectus, including ordinary routine litigation incidental to the business of the Company and its subsidiaries, could not reasonably be expected to result in a Material Adverse Effect.

(xvii)                    Accuracy of Exhibits.  There are no contracts, documents or other materials which are required to be described or referred to in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus, the Canadian Prospectus or the documents incorporated by reference therein, or to be filed as exhibits to the Registration Statement, which have not been so described, referred to or filed as required.

(xviii)                 Possession of Intellectual Property.  The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix)                       Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any government, governmental authority, agency or instrumentality or court of (A) any Province of Canada, (B) the federal government of Canada, (C) the federal government of the United States or (D) the various States of the United States in which any Underwritten Securities are to be offered for sale or sold, or of any political subdivision of any of the foregoing (other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the securities or blue sky laws of the various States of the United States and Applicable Canadian Securities Laws), is required for the valid authorization, issuance, sale and delivery of such Underwritten Securities or the execution, delivery or performance of the applicable Terms Agreement and the Indenture by the Company, in each case as contemplated by the Pricing Disclosure Package, the U.S. Prospectus, the Canadian Prospectus, the applicable Terms Agreement and the Indenture, except such as have been already made, obtained or rendered, as applicable.

(xx)                          Possession of Licenses and Permits.  The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them in the manner described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, except where the failure to have a Governmental License would not result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse

Effect; and neither the Company nor the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi)                       Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company or its subsidiaries and good title to all other properties owned by either of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus or (b) would not reasonably be expected to, in the aggregate, have a Material Adverse Effect; and except where such, in the aggregate, would not have a Material Adverse Effect, all of the leases and subleases relevant to the business of the Company and its subsidiaries, and under which the Company or any of its subsidiaries holds properties described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxii)                    Investment Company Act.  The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiii)                 Environmental Laws.  Except as described in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental

Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiv)                Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

(xxv)                   Other Reports and Information. There are no reports or information that, in accordance with the requirements of the Reviewing Authority, must be made publicly available in connection with the offering of the Underwritten Securities that have not been made publicly available as required; there are no documents required to be filed with the Reviewing Authority in connection with the Canadian Prospectus that have not been filed as required.

(xxvi)                Issuer Eligibility.  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the 1933 Act, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.  The Representatives have notified the Company of the earliest time that an offering participant made a bona fide offer of the Underwritten Securities.

(xxvii)             Anti-Corruption Laws.  Other than in accordance with applicable laws, neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any affiliate, director, officer, employee, agent or representative of the Company or of any of its subsidiaries, has made, authorized or approved any offer, payment, promise to pay, or gift of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in order to assist in obtaining or retaining business for or with, or directing business to, the Company; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxviii)          Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business and the rules and regulations thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxix)  Sanctions. (i)  Except as otherwise described in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries (except that the Company makes no representation with respect to any director, officer, employee, affiliate or representative of its subsidiary that is co-owned by the General Petroleum Corporation), is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the target of any sanctions (i) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury or (ii) pursuant to the U.S. Iran Sanctions Act, as amended, or Executive Order 13590 (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(b)         Officers’ Certificates.   Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)         Underwritten Securities.   The several obligations of the Underwriters to purchase and the obligations of the Company to sell any Underwritten Securities shall be evidenced by a Terms Agreement.  The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(b)         Payment.   Payment of the purchase price for, and delivery of, the Underwritten Securities shall be made at the offices of Canadian counsel for the company, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Underwritten Securities which it has severally agreed to purchase.  The Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)          Denominations; Registration.   The Underwritten Securities or certificates for the Underwritten Securities, as applicable, shall, subject to the terms of the Indenture, be in such denominations and registered in such name or names as the Representatives may request in writing at least two full business days prior to the Closing Time.  The Underwritten Securities or certificates for the Underwritten Securities, as applicable, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.                            Covenants of the Company.   The Company covenants with the Representatives and with each Underwriter named in the Terms Agreement in connection with an offering of Underwritten Securities, as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company will prepare a final supplement to the Canadian Basic Prospectus and the U.S. Basic Prospectus in relation to the applicable Underwritten Securities in a form approved by the Representatives, and file (i) such supplement to the Canadian Basic Prospectus with the Reviewing Authority in accordance with the Shelf Procedures (including time limitations) and (ii) such supplement to the U.S. Basic Prospectus with the Commission pursuant to General Instruction II.L. of Form F-10 not later than the Commission’s close of business on the business day following the date of the filing thereof with the Reviewing Authority; and the Company will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Basic Prospectus or Canadian Basic Prospectus, or any amended U.S. Basic Prospectus, U.S. Prospectus, Canadian Basic Prospectus or Canadian Prospectus shall have been filed, (ii) of the receipt of any comments from the Reviewing Authority or the Commission, (iii) of any request by the Reviewing Authority to amend or supplement the Canadian Basic Prospectus or, if applicable, the Canadian

Prospectus, or for additional information or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Basic Prospectus or, if applicable, the U.S. Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the use of the Registration Statement, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus or any preliminary prospectus, or of the suspension of the qualification of the Debt Securities for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any of such purposes and (v) of the issuance by the Reviewing Authority or any stock exchange in Canada of any order having the effect of ceasing or suspending the distribution of the Underwritten Securities, or during the period of distribution of the Underwritten Securities, the trading in the shares or any other securities of the Company, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose.  The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Underwritten Securities or the trading in the shares or any other securities of the Company and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)                                 Filing of Amendments.  The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement to the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus, or the Canadian Prospectus, of which the Underwriters shall not have previously been advised and furnished copies or to which the Underwriters shall have objected promptly after reasonable notice thereof; provided, however, that this provision shall not prohibit the Company from complying in a timely manner with its disclosure obligations under applicable securities legislation and the requirements of any relevant stock exchange.

(c)                                  Preparing and Filing of the Final Term Sheet.  The Company will prepare a final term sheet, containing solely a description of the Underwritten Securities in a form approved by the Representatives and set forth in Schedule II, and will file such term sheet with the Commission pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule.  The Company also will promptly file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act.

(d)                                 Free Writing Prospectuses.

(A)                               (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 3(c) hereof, without the prior consent of the Representatives, it and its agents and representatives, other than the Underwriters in their capacity as such, have not made and will not make any offer relating to the Underwritten Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; (ii) each Underwriter represents and agrees that, without the prior consent of the Company, other than one or more communications (including only information containing the preliminary terms of the Underwritten Securities or information contained in the final term sheet prepared and filed pursuant to Section 3(c) hereof and customary legends) sent via customary methods of delivery (including over the Bloomberg system or other electronic means) which are not required to be filed and other than the final term sheet prepared and filed pursuant to Section

3(c) hereof, it has not made and will not make any offer relating to the Underwritten Securities that would constitute a free writing prospectus; and (iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 3(c) hereof) is listed on Schedule I hereto.  Any such free writing prospectus consented to by the Representatives, each Underwriter and the Company shall be referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus.

(B)                               The Company has complied and will comply with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(e)                                  Delivery of Filed Documents.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, for delivery to each Underwriter, without charge, a reasonably sufficient number of (i) signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein, and including a signed copy of the Form F-X), (ii) signed copies of the Canadian Basic Prospectus, approved, signed and certified as required by the Applicable Canadian Securities Laws, and (iii) signed copies of all consents and certificates of experts.

(f)                                   Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act), or the Canadian Prospectus is required to be delivered under the Applicable Canadian Securities Laws, such number of copies of the U.S. Prospectus and Canadian Prospectus (each as amended or supplemented) as such Underwriter may reasonably request.

(g)                                  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations and the Applicable Canadian Securities Laws so as to permit the completion of the distribution of the Underwritten Securities as contemplated in the applicable Terms Agreement, the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus.  If at any time when a prospectus is required by the 1933 Act or Applicable Canadian Securities Laws to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of the Underwritten Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Pricing Disclosure Package, the U.S. Prospectus, or the Canadian Prospectus in order that the Pricing Disclosure Package, the U.S. Prospectus, or the Canadian Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Pricing Disclosure Package, the U.S. Prospectus, or the Canadian Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the Applicable Canadian Securities Laws, the Company will promptly prepare and file with the Commission and with the Reviewing Authority, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus, or the Canadian Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(h)                                 Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Underwritten Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as required for the distribution of the Underwritten Securities.  The Company will also supply the Representatives with such information as is necessary for the determination of the legality of the Underwritten Securities for investment under the laws of such jurisdictions as the Representatives may reasonably request.

(i)                                     Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j)                                    Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Debt Securities in the manner specified in the Pricing Disclosure Package, U.S. Prospectus and the Canadian Prospectus under the caption “Use of Proceeds.”

(k)                                 Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any securities substantially similar to the Debt Securities specified in such Terms Agreement. The foregoing sentence shall not apply to (A) the Debt Securities to be sold under the applicable Terms Agreement, (B) debt securities which mature not more than one year from their date of issue, (F) medium term notes denominated in Canadian dollars, (C) debt securities issued to any of the Company’s subsidiaries or affiliates, and (D) such other exceptions, if any, specified in the applicable Terms Agreement.

(l)                                     Reporting Requirements.  The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act), will file all documents required to be filed with the Commission pursuant to the 1933 Act and the 1934 Act, within the time periods required by the 1933 Act, the 1934 Act, and the rules and regulations of the Commission thereunder; and, until the distribution of the Underwritten Securities is completed, will file all documents required to be filed with the Reviewing Authority.

(m)                             Supplement Filing Procedures.  In connection with each offering of Underwritten Securities, the Company will take such steps as it deems necessary to ascertain promptly whether (i) the Canadian Prospectus prepared in connection with such offering was received for filing by the Reviewing Authority and (ii) the U.S. Prospectus  prepared in connection with such offering and transmitted for filing pursuant to General Instruction II.L. of Form F-10 was received for filing by the Commission, and, in the event that any such prospectuses were not received for filing, it will promptly file any such prospectus not then received for filing.

SECTION 4.                            Payment of Expenses.

(a)         Expenses.   The Company will pay all expenses incident to the performance of its obligations under the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits and the Form F-X) as originally filed and of each amendment thereto, the preliminary prospectuses, the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus, the Canadian Prospectus, and any amendments or supplements thereto, and the furnishing of copies thereof to the Underwriters, (ii) the printing and delivery to the Underwriters of these Underwriting Agreement Standard Provisions, any Terms Agreement, any agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and any certificates for the Underwritten Securities, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee, any depository, and their respective counsel, (v) the qualification of the Underwritten Securities under state securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees of any necessary filings under state law and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Prospectus, and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (viii) the reasonable travel and other expenses relating to the marketing of the Underwritten Securities, including road shows in respect thereof, and (ix) the filing fees incident to, and the reasonable fees and disbursements of U.S. counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Underwritten Securities.

(b)         Termination of Agreement.   If the applicable Terms Agreement is terminated by the Representatives in accordance with the provisions of Section 5(l) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of U.S. counsel for the Underwriters.

SECTION 5.                            Conditions of Underwriters’ Obligations.   The obligations of the several Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1(a) hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)         Filing of Canadian Prospectus and Effectiveness of Registration Statement.  The Canadian Basic Prospectus and any amendments or supplements thereto shall have been filed with the Reviewing Authority under the Shelf Procedures and a final receipt obtained therefor and the Registration Statement shall have become effective under the 1933 Act; and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Underwriters or the knowledge of the Company, shall be contemplated by the Commission, no order having the effect of ceasing or suspending the distribution of the Underwritten Securities shall have been issued by any securities commission or securities regulatory authority in Canada or the United States and no proceedings for that purpose shall have been instituted or pending or, to the knowledge of the Company, shall be contemplated by any securities commission or securities regulatory authority in Canada or the United States, and any request on the part of the Reviewing Authority or the Commission for additional information shall have been complied with.  The U.S. Prospectus and the Canadian Prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Reviewing Authority or the Commission, as applicable.  The final term sheet contemplated by Section 3(c) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433.

(b)         Opinion of Canadian Counsel for Company.   At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the province of Alberta and the federal laws of Canada applicable therein, upon the opinions of counsel reasonably satisfactory to the Representatives.

(c)          Opinion of United States Counsel for Company.   At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal laws of the United States applicable therein, upon the opinions of counsel reasonably satisfactory to the Representatives.

(d)         Opinion of United States Counsel for Underwriters.   At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Davis Polk & Wardwell LLP, United States counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representatives may reasonably request.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel reasonably satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)          Officers’ Certificate.  At the Closing Time, there shall not have been, since the Applicable Time or since the respective dates as of which information is given in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or treasurer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated by the Commission, and (v) no order has been issued by the Reviewing Authority which has the effect of ceasing or suspending the distribution of the Underwritten Securities or, to the knowledge of the Company, threatening any proceedings for any such purpose.

(f)           Accountant’s Comfort Letter.   At the time of the execution of the applicable Terms Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus.

(g)          Bring-down Comfort Letter.   At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be the date of the applicable Terms Agreement.

(h)         Ratings.   Since the Applicable Time, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company’s other securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the 1934 Act and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company’s other securities.

(i)             No Objection.   If the Registration Statement or an offering of Underwritten Securities has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)            Collateral Documents.   The Trustee, the Company and each subsidiary which is a party thereto shall have entered into the Collateral Documents, if any, and the Representatives shall have received counterparts, conformed as executed, thereof.

(k)         Additional Documents.   At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters, acting reasonably.

(l)             Termination of Terms Agreement.   If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Representatives by written notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11 and 13 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters.  (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus or the Canadian Prospectus (or any amendment or supplement thereto) or any “issuer information” filed or required to be to be filed pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives, except to the extent otherwise expressly provided in Section 6(c)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense whatsoever to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus or the Canadian Prospectus (or any amendment or supplement thereto).

(b)                                 Indemnification of Company, Directors and Officers.  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the

Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus or the Canadian Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, the U.S. Basic Prospectus, the U.S. Pricing Prospectus, any Issuer Free Writing Prospectus, the U.S. Prospectus, the Canadian Basic Prospectus or the Canadian Prospectus (or any amendment or supplement thereto).

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant (including any impleaded parties) in such action, which approval shall not be unreasonably withheld, provided that, if such indemnified party or parties reasonably determine that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party or parties, then such indemnifying party or parties shall not be entitled to assume such defense.  If the indemnifying party or parties are not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for the indemnifying party or parties shall be entitled to conduct the defense of such indemnifying party or parties and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties.  If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 7.                            Contribution.   If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the U.S. Prospectus, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution or indemnity from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

SECTION 8.                            Representations, Warranties and Agreements to Survive Delivery.   All representations, warranties and agreements contained in these Underwriting Agreement Standard Provisions or the applicable Terms Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, as of their date, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

SECTION 9.                            Termination.

(a)         Terms Agreement.    The Representatives may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the Applicable Time or since the respective dates as of which information is given in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect, either singly or together with any other such event, is such as to make it, in the judgment of the Representatives impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission, the Reviewing Authority, the New York Stock Exchange or The Toronto Stock Exchange, or if trading generally on the New York Stock Exchange, The Toronto Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) a banking moratorium has been declared by either United States federal or New York authorities or, if the Underwritten Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

(b)         Liabilities.   If the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11 and 12 hereof shall survive such termination and remain in full force and effect.

SECTION 10.                     Default by One or More of the Underwriters.   If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)  if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)  if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the applicable Terms Agreement, the Representatives and the Company shall each have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus, the Canadian Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Agent for Service; Submission to Jurisdiction; Waiver of Immunities; Waiver of Jury Trial.

(a)                                 By the execution and delivery of any Terms Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to such Terms Agreement, the Underwritten Securities, or the Indenture, if applicable, that may be instituted in any United States federal or New York State court in the Borough of Manhattan in the City of New York, or brought under United States federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Company (mailed or delivered to its Corporate Secretary at its principal office in Calgary, Alberta, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Underwritten Securities shall be outstanding.

To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

(b)                                 To the fullest extent permitted by applicable law, each of the Underwriters and the Company irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) relating to or arising out of these Underwriting Agreement Standard Provisions and any applicable Terms Agreement.

SECTION 12.                     No Fiduciary Duty.  The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Underwritten Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company, in connection with the offering of Underwritten Securities or the process leading thereto.

SECTION 13.                     Judgment Currency.  The Company agrees to indemnify the Underwriters against any loss incurred by such Underwriters as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Underwriters are able to purchase United States dollars with the amount of the Judgment Currency actually received by the Underwriters; provided, however, that if, as a result of such variation, the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder (such obligation shall constitute a separate and independent obligation of each Underwriter and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid).  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 14.                     Notices.  Notices to the Underwriters shall be directed to the Representatives as set forth in the applicable Terms Agreement; and notices to the Company shall be directed to it at P.O. Box 2844, 150 — 6th Avenue S.W., Calgary, Alberta, Canada T2P 3E3 (or by facsimile at (403) 724-3627), Attention: Corporate Secretary.  Any notice given under any Terms Agreement shall be in writing and, unless delivered personally to a responsible officer of the addressee, will be given by telecopy or electronic mail, and shall be deemed to be given at the time telecopied, electronic mailed or delivered to the recipient on a business day (in Calgary and New York) and before 5:00 P.M. (Calgary time) on such business day, and otherwise will be deemed to be given at 9:00 A.M. (Calgary time) on the next following business day (in Calgary and New York).  Any party may change its address for notice by notice to the other parties hereto given in the manner herein provided.

SECTION 15.                     Parties.   The applicable Terms Agreement shall inure to the benefit of and be binding upon the Company and, upon execution of such Terms Agreement, the Underwriters and their respective successors.  Nothing expressed or mentioned in these Underwriting Agreement Standard Provisions or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of such Terms Agreement or any provision herein or therein contained.  Any applicable Terms Agreement and all conditions and provisions thereof, including these Underwriting Agreement Standard Provisions, are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.                     GOVERNING LAW AND TIME.   THESE UNDERWRITING AGREEMENT STANDARD PROVISIONS AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  UNLESS OTHERWISE STATED IN THE APPLICABLE TERMS AGREEMENT, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.                     Effect of Headings.   The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

*                                         *                                         *

EXHIBIT A

SUNCOR ENERGY INC.

(a Canadian corporation)

[Name of Security]

FORM OF TERMS AGREEMENT

         ,

To:                             Suncor Energy Inc.

P.O. Box 38
112 - 4th Avenue S.W.
Calgary, Alberta  T2P 2V5
CANADA

Ladies and Gentlemen:

We, the Underwriters listed below (the “Underwriters”), for whom                                and                                 are acting as representatives (the “Representatives”) understand that Suncor Energy Inc., a Canadian corporation (the “Company”), proposes to issue and sell [US$           aggregate principal amount of its [            ] (the “Debt Securities”)] (such securities also being hereinafter referred to as the “Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the respective aggregate principal amount of Underwritten Securities set forth opposite their names below at the respective purchase prices set forth below.

Principal Amount
Underwriter	of Underwritten Securities

Total	US$

The Company agrees to make an intercompany loan represented by a demand note (the “Mirror Note”) of US$                     to Suncor Energy Oil Sands Inc., a corporation organized under the laws of Alberta and a wholly-owned subsidiary of the Company (“Suncor Oil Sands”).  The Company further agrees to cause Suncor Oil Sands to make an intercompany loan represented by a demand note (the “Partnership Note”) of US$                     to Suncor Energy Oil Sands Limited Partnership, a limited partnership established under the laws of Alberta and directly and indirectly wholly-owned by the Company.  The Company agrees to ensure that Suncor Oil Sands will enter into an assignment agreement, and such other documentation listed in Annex II hereto, in order to assign the Partnership Note to and in favor of the Trustee for and on behalf of each of the holders of the Underwritten Securities (the “Partnership Note Assignment”).  The documents entered into in connection with the foregoing, and any documentation related thereto, are listed in Annex II hereto and are collectively referred to as the “Collateral Documents.”

The Underwritten Securities shall have the following terms:

[Debt Securities]

Title:

Current ratings:

Aggregate principal amount to be issued:

Denominations:

Currency of payment:

Interest rate or formula:

Interest payment dates:

Regular record dates:

Stated maturity date:

Redemption provisions:

Sinking fund requirements:

Conversion provisions:

Listing requirements:

Black-out provisions:

Fixed or Variable Price Offering: [Fixed] [Variable] Price Offering

If Fixed Price Offering, initial public offering price per security:          % of the principal amount, plus accrued interest [amortized original issue discount], if any, from                                   .

Purchase price per security:       % of principal amount, plus accrued interest [amortized original issue discount], if any, from                                   .

Form:

Other terms and conditions:  Each Underwriter agrees that it will not, directly or indirectly, offer, sell or deliver any Debt Securities purchased by it, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada.

Closing date and location:

Notices to the Underwriters shall be directed to the Representatives as set forth below:

Joint book-running managers:

All of the provisions contained in the document attached as Annex I hereto entitled “SUNCOR ENERGY INC.—Debt Securities—Underwriting Agreement Standard Provisions” (the “Standard Provisions”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

Please accept this offer no later than       o’clock P.M. (New York City time) on                   ,            by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

[REPRESENTATIVE]

By:
Name:
Title:

[REPRESENTATIVE]

By:
Name:
Title:

Each acting on behalf of itself and the other named Underwriters.

Accepted:

SUNCOR ENERGY INC.

By:
Name:
Title:

EXHIBIT B

FORM OF OPINION OF COMPANY’S CANADIAN COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

(i)	The Corporation has been incorporated and is existing as a corporation under the laws of Canada.

(ii)

The Corporation has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus.

(iii)

The Corporation is registered as an extra-provincial corporation and is duly qualified or registered and in good standing to carry on business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so registered would not result in a Material Adverse Effect.

(iv)

Suncor Energy Marketing Inc. (“SEMI”) has been incorporated and is existing as a corporation in good standing under the laws of the Province of Ontario, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, is registered as an extra-provincial corporation and is duly qualified or registered and in good standing to carry on business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so registered would not result in a Material Adverse Effect and, except as otherwise described in the Canadian Prospectus or the U.S. Prospectus, all of the issued and outstanding shares of SEMI are owned of record by the Corporation, directly or through subsidiaries, and to our knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. To our knowledge, none of the outstanding shares of SEMI were issued in violation of the pre-emptive or similar rights of any securityholder of SEMI.

(v)

The Partnership has been formed and is existing as a partnership in good standing under the laws of the Province of Alberta, has partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus and, except as otherwise described in the Canadian Prospectus or the U.S. Prospectus, all of the issued and outstanding partnership interests of the Partnership are owned of record by the Corporation, directly or through subsidiaries, and to our knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. To our knowledge, none of the outstanding partnership interests of the Partnership were issued in violation of the pre-emptive or similar rights of any securityholder of the Partnership.

(vi)	Suncor Energy Oil Sands Inc. (“SEOSI”) has been incorporated and is existing as a corporation in good standing under the laws of the Province of Alberta, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus and, except as otherwise described in the Canadian Prospectus or the U.S. Prospectus, all of the issued and outstanding shares of SEOSI are owned of record by the Corporation, directly or through subsidiaries, and to our knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. To our knowledge, none of the outstanding shares of SEOSI were issued in violation of the pre-emptive or similar rights of any securityholder of SEOSI.

(vii)

The Corporation has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, and the Underwriting Agreement has been duly authorized, executed and, to the extent delivery is a matter governed by Alberta Law, delivered by the Corporation.

(viii)

The Corporation has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Indenture has been duly authorized, executed and, to the extent delivery is a matter governed by Alberta Law, delivered by the Corporation.

(ix)

Each of the Partnership and SEOSI has all requisite corporate or partnership, as applicable, power and authority to execute, deliver and perform its obligations under the Collateral Documents to which it is a party, and the Collateral Documents have been duly authorized, executed and delivered by each of the Partnership and SEOSI, as applicable.

(x)	Each of the Collateral Documents constitutes a legal, valid and binding instrument enforceable against the Partnership and SEOSI, as applicable, in accordance with its terms.

(xi)

The Corporation has all requisite corporate power and authority to execute and issue the Offered Securities and to incur the obligations provided for therein and the Offered Securities have been duly authorized by the Corporation and, assuming that the Offered Securities have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact we need not determine by an inspection of the Securities), the Offered Securities have been duly executed, issued and, to the extent delivery is a matter governed by Alberta Law, delivered by the Corporation.

(xii)

The Indenture and the issuance of the Offered Securities thereunder are subject to and comply with the CBCA; except that an exemption order has been obtained under subsection 82(3) of the CBCA to exempt the Indenture and the Offered Securities from Part VIII of the CBCA, including to permit a non-Canadian trust company to act as trustee under the Indenture; and no registration, filing or recording of the Indenture under the federal laws of Canada is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Offered Securities issued thereunder.

(xiii)	The Corporation is a reporting issuer under the Securities Act (Alberta) and is not included in a list of defaulting reporting issuers maintained by the Reviewing Authority.

(xiv)	The Corporation is eligible to file a short form prospectus with the Reviewing Authority and to use the Shelf Procedures in respect of the offering of Offered Securities.

(xv)

A receipt has been obtained from the Reviewing Authority in respect of the Canadian Basic Prospectus and no other authorization, approval, permit, consent or license of any government, government instrumentality or court of Canada or the Province of Alberta is required for the valid authorization, issuance, sale and delivery of the Offered Securities in the United States, except as have been obtained under the CBCA (as referred to in paragraph (xii)); and no other such approvals, permits, consents or licenses are required in connection with the authorization, execution and, to the extent delivery is a matter governed by Alberta law, delivery by the Corporation of the Underwriting Agreement and the Indenture.

(xvi)

To our knowledge, there are no reports or other information that would be required to be made publicly available by the Reviewing Authority in connection with the offering of the Offered Securities, if the Offered Securities were offered in Canada, that have not been made publicly available, and there are no documents required to be filed with the Reviewing Authority in connection with the Canadian Basic Prospectus or the Canadian Prospectus that have not been filed. Other than a notice of proceeds to be filed with the Reviewing Authority, there are no documents required to be filed after the Closing Time in connection with the Canadian Basic Prospectus or the Canadian Prospectus that have not been undertaken by the Corporation to be filed as required. To our knowledge, there are no contracts, documents or other materials of a character required to be described or referred to in the Canadian Prospectus that are not described or referred to therein.

(xvii)

The descriptions in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus of the Canadian statutes, regulations, governmental licenses and legal or governmental proceedings, in each case of, or with respect to, the Corporation, the Partnership and SEMI are accurate and fairly summarize the information stated therein in all material respects.

(xviii)

We confirm our opinions in the U.S. Prospectus and the Canadian Prospectus under the headings (i) [“Certain Income Tax Consequences—Certain Canadian Federal Income Tax Considerations”[ and (ii) [“Description of Debt Securities—Enforceability of Judgments”]. The statements set forth in Part II of the Registration Statement under the caption “Indemnification”, insofar as such statements constitute summaries of legal matters, legal proceedings, laws or regulations (or the interpretation or administration of laws or regulations by any relevant government authorities), are accurate and fair in all material respects.

(xix)

To our knowledge, other than as described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus, or other than as would not, singly or in the aggregate, result in a Material Adverse Effect, no default exists in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the

Pricing Disclosure Package, the U.S. Prospectus or the Canadian Prospectus or filed as an exhibit to the Registration Statement.

(xx)

To our knowledge, other than as set forth in the Canadian Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry, or investigation, to which the Corporation or any subsidiary is a party, or to which the property of the Corporation or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Corporation or its subsidiaries, considered as one enterprise, or the consummation of the transactions contemplated in the Underwriting Agreement, or the performance by the Corporation of its obligations hereunder.

(xxi)

To our knowledge, no order having the effect of ceasing or suspending the distribution of the Offered Securities has been issued by the Reviewing Authority and no proceedings for that purpose have been instituted or are pending or contemplated.

(xxii)

The execution, delivery and performance of the Underwriting Agreement, the Indenture, the Collateral Documents and the Offered Securities by the Corporation, the Partnership and SEOSI, as applicable, and the consummation by the Corporation, the Partnership and SEOSI, as applicable, of the transactions contemplated in the Underwriting Agreement, the Indenture, the Collateral Documents and the Registration Statement (including the issuance and sale of the Offered Securities and the use of proceeds from the sale of the Offered Securities as described in the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus under the caption “Use of Proceeds”) and compliance by the Corporation, the Partnership and SEOSI, as applicable, with its obligations under the Underwriting Agreement, the Indenture, the Offered Securities and the Collateral Documents do not and will not result in any violation of the articles, memoranda, by-laws, or, to our knowledge, any partnership or joint venture agreement, of the Corporation, the Partnership or SEOSI, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of, a default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Corporation, the Partnership or SEOSI or any of their subsidiaries, considered as one enterprise, under (A) any indenture, mortgage, loan agreement or other agreement or instrument that is specified in the officer’s certificate attached hereto (except for such conflicts, breaches or defaults, Repayment Events, liens, charges or encumbrances that would not result in Material Adverse Effect) (except that we do not express any opinion with respect to any aspect of the financial condition or results of operations of the Corporation, the Partnership or SEOSI or any of their subsidiaries to the extent applicable to any such agreement or instrument), (B) any existing applicable Canadian federal statute or regulation or statute or regulation of the Province of Alberta (except for such conflicts, breaches or defaults, Repayment Events, liens, charges or encumbrances that would not result in Material Adverse Effect), or (C) to our knowledge, any judgment, order or decree of any government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Corporation, the Partnership or SEOSI or any of their properties or assets.

(xxiii)

A court of competent jurisdiction in the Province of Alberta (a “Canadian Court”) would give effect to the choice of the law of the State of New York (“New York law”) as the proper law governing the Indenture, the Underwriting Agreement and the Offered Securities, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is applied by a Canadian Court. In our opinion, there are no reasons under the laws of the Province of Alberta (the “Relevant Province”) or the federal laws of Canada applicable therein for avoiding the choice of New York law to govern the Indenture, the Underwriting Agreement and the Offered Securities.

(xxiv)

In an action on a final and conclusive judgment in personam for a fixed sum of money of any federal or state court in the State of New York (a “New York Court”) that is not impeachable as void or voidable under New York law, a Canadian Court would not refuse to recognize the jurisdiction of the court rendering such judgment on the basis of process being served on CT Corporation System as the agent to receive service of process in the United States of America appointed by the Corporation under the Indenture and the Underwriting Agreement (provided that the Corporation has not purported to revoke the appointment, CT Corporation System has not terminated the agency or otherwise rendered service on it ineffective).

(xxv)

If the Indenture, the Offered Securities, or the Underwriting Agreement are sought to be enforced in the Relevant Province in accordance with the laws applicable thereto as chosen by the parties, namely New York law, a Canadian Court would, subject to paragraph (xxiv) above and to the extent specifically pleaded and proved as a fact by expert evidence, recognize the choice of New York law and, upon appropriate evidence as to such law being adduced, apply such law to all issues that under the conflict of law rules of the Relevant Province are determined in accordance with the proper and general law of conflict, provided none of the provisions of the Indenture, the Offered Securities, or the Underwriting Agreement, or of New York law, are contrary to public policy as that term is applied by a Canadian Court; provided, however, that, in matters of procedure, the laws of such Relevant Province will be applied as well as the relevant limitations act, and a Canadian Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is applied by a Canadian Court, for it to do so, or if it is not the proper forum to hear such an action, or if the concurrent proceedings are being brought elsewhere. In our opinion, there are no reasons under the laws of the Relevant Province or the laws of Canada applicable therein and no reasons, to our knowledge with respect to the application of New York law by a Canadian Court, for avoiding enforcement of the Indenture, the Underwriting Agreement or the Offered Securities, based on public policy, as that term is applied by a Canadian Court.

(xxvi)

The laws of the Relevant Province and the federal laws of Canada applicable therein permit an action to be brought in a Canadian Court on a final and conclusive judgment in personam for a fixed sum of money of a New York Court that is subsisting, unsatisfied and not subject to any right of appeal or application to set it aside respecting the enforcement of the Indenture, the Underwriting Agreement or the Offered Securities that is not impeachable as void or voidable under New York law for a sum certain if: (i) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is applied by a Canadian Court, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (ii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws or other laws of a public nature; (iii) the action to enforce such judgment is commenced within applicable limitation periods, except that under the Currency Act (Canada), a Canadian Court may only give judgment in Canadian dollars; (iv) a court rendering such judgment had jurisdiction over the judgment debtor as recognized by the courts of Relevant Province (in our opinion, submission under the provisions of the Indenture, the Underwriting Agreement and the Offered Securities to the jurisdiction of a New York Court will be sufficient for this purpose) and the judgment debtor was properly served in the action leading to such judgment; and (v) no new admissible evidence relevant to the action is discovered prior to rendering of judgment by the court in the Relevant Province or the federal laws of Canada applicable therein for avoiding recognition of judgments of a New York Court under the Indenture, the Underwriting Agreement or the Offered Securities based on public policy, as that term is applied by a Canadian Court.

(xxvii)

The Canadian Prospectus in connection with the offering of the Offered Securities (excluding the financial statements and other financial data included or incorporated therein or omitted therefrom and the information and data with respect to the Corporation’s oil and gas reserves and resources included or incorporated in the Registration Statement, the Pricing Disclosure Package, the U.S. Prospectus and the Canadian Prospectus from the opinion, reports and analysis of each of GLJ Petroleum Consultants Ltd., Sproule International Limited and Sproule Associates Limited, each independent petroleum consultants in reliance on the authority of such firms as “experts” within the meaning of the 1933 Act, as to which we express no opinion) appears on its face to have been appropriately responsive in all material respects to the requirements of the Applicable Canadian Securities Laws as interpreted and applied by the Reviewing Authority.

(xxviii)

No withholding tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be payable in respect of the issuance and sale to an Underwriter that deals at arm’s length with the Corporation and is not resident in Canada, but resident in the United States or if a partnership, all the members of which deal at arm’s length with the Corporation and are not resident in Canada but resident in the United States, in each case, for purposes of the Income Tax Act (Canada) (a “U.S. Underwriter”) of the Offered Securities as contemplated by the Underwriting Agreement, including the payment or crediting of any discount, commission or fee as contemplated by the Underwriting Agreement, provided that any such discount, commission or fee is payable in respect of services rendered by such U.S. Underwriter outside of Canada that are performed by such U.S. Underwriter in the ordinary course of business carried on by it that includes the performance of such services for a fee and any such amount is reasonable in the circumstances, or the realization of any interest or deemed interest on the resale of Offered Securities by a U.S. Underwriter to United States residents.

(xxix)

No goods and services tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be collectible by a U.S. Underwriter in respect of the issuance and sale to a U.S. Underwriter of the Offered Securities as contemplated by the Underwriting Agreement, including the payment or crediting of any discount, commission or fee as contemplated by the Underwriting Agreement to any U.S. Underwriter, or the resale of the Offered Securities by a U.S. Underwriter to United States residents, provided that any such discount, commission or fee is payable in respect of services performed by such U.S. Underwriter wholly outside of Canada.

(xxx)

No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of the Province of Alberta in connection with the creation, issuance, sale and delivery to the U.S. Underwriters of the Offered Securities or the authorization, execution, delivery and performance of the Underwriting Agreement, or the Indenture or the resale of Offered Securities by a U.S. Underwriter to United States residents.

(xxxi)	The Collateral Documents create, in favour of the Trustee, valid security interests in the collateral therein described to which the PPSA applies.

(xxxii)

The Collateral Documents (or a notice with respect thereto) have been filed, registered or recorded in all public offices where the filing, registration or recording thereof is necessary as at [•] under the laws of Alberta to create, preserve, perfect and protect any mortgages, assignments, pledges, charges or security interests (in respect of personal property) expressed to be constituted thereby. The details of all registrations, filings and recordings, are set out in Schedule “A” to our opinion. Since our office does not diarize renewal dates, you should diarize the renewal dates in order to ensure that all renewals are made when necessary.

(xxxiii)

No consent, approval, authorization, permit, order, registration or qualification of or with any governmental authority is required for consummation by the Corporation, the Partnership or SEOSI, as applicable, of the transactions contemplated by the Collateral Documents, except for the filing of a financing statement at the Alberta Personal Property Registry.

(xxxiv)

Each of the Collateral Documents that purports to create a lien, charge or security interest creates under the laws of Alberta, to and in favour of the Trustee, a valid security interest in the present right, title and interest of the Corporation, the Partnership or SEOSI, as applicable, in the collateral expressed to be mortgaged, pledged and charged thereunder to directly or indirectly secure payment and performance of the obligations of the Corporation under the Indenture.

(xxxv)

Each of the Collateral Documents that purports to create a lien, charge or security interest (or a notice with respect thereto) has been filed, registered or recorded in all public offices where the filing, registration or recording thereof is necessary under the laws of Alberta to create, preserve, perfect and protect any mortgages, assignments, pledges, charges or security interests (in respect of personal property only) expressed to be constituted thereby, as described in Schedule “A” to the opinion.

In addition, such counsel shall state in a separate letter to the Underwriters that they have participated in the preparation of the Canadian Prospectus, the Pricing Disclosure Package and the U.S. Prospectus (but have not participated in the preparation of the documents incorporated by reference therein) and in conferences with certain officers and other representatives of and United States counsel for the Corporation, representatives of the independent auditors for the Corporation, and the Representatives of the Underwriters, at which the contents of the Canadian Prospectus (including the documents incorporated by reference therein) and related matters were discussed and that on the basis of such participation and relying upon and subject to the foregoing, no facts came to such counsel’s attention that have caused such counsel to believe that (i) at its effective date and as of the date of the Canadian Prospectus Supplement, the Canadian Basic Prospectus or the U.S. Basic Propectus contained or contains an untrue statement of a material fact or omitted to state a material fact that is required to be stated therein or omitted to state a material fact that is necessary to be stated in order for a statement therein not to be misleading within the meaning of the Securities Act (Alberta), (ii) the Pricing Disclosure Package, as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted to state a material fact that is required to be stated therein or omitted to state a material fact that is necessary to be stated in order for a statement therein not to be misleading within the meaning of the Securities Act (Alberta) or (iii) as of its date and as of the date of this letter, the Canadian Prospectus Supplement contained or contains an untrue statement of a material fact or omitted to state a material fact that is required to be stated therein or omitted to state a material fact that is necessary to be stated in order for a statement therein not to be misleading within the meaning of the Securities Act (Alberta) (it being understood that such counsel will not comment on the financial statements and schedules, and other financial data derived therefrom, or on the information and data with respect to the Corporation’s crude oil and natural gas reserves or resources derived from the reports of each of GLJ Petroleum Consultants, Sproule International Limited and Sproule Associates Limited, included or incorporated by reference in or omitted from any of the above referenced documents).

It is understood by the Underwriters that such counsel will state in the letter referred to in the foregoing paragraph that the purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Canadian Prospectus, the Pricing Disclosure Package or the U.S. Prospectus and that they have made no independent investigation or verification of and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents (other than such conclusions of law referred to in the opinion in subsection (xviii) of this Exhibit B) and that they have relied with respect to factual matters, to the extent such counsel has deemed appropriate, on statements by and certificates of officers and other representatives of the Corporation, copies of which certificates will have been provided to the Underwriters. It is further understood that such counsel shall state in this letter that under the Securities Act (Alberta), a “material fact”, where used in relation to securities issued or proposed to be issued, means a fact that would reasonably be expected to have a significant effect on the market price or value of such securities and that such counsel are not qualified to judge the impact that any facts may have in the securities marketplace and that such comment is based on: (a) such counsel’s experience in practising Alberta securities law; (b) the meaning of the term “material fact” as stated above; and (c) the opinions of officers and other representatives of the Corporation and representatives of the Underwriters, and that such should not be interpreted as an opinion or expert comment in respect of financial facts or the impact of any facts on market prices or values of securities and that, moreover, many of the determinations required to be made in the preparation of such documents involve matters of a non-legal nature.

In addition, the foregoing statement shall be based solely upon the actual knowledge (without independent inquiry) of the lawyers in such counsel’s Calgary office who have been actively involved in the preparation of the U.S. Prospectus, the Canadian Prospectus and the Underwriting Agreement.

EXHIBIT C

FORM OF OPINION OF COMPANY’S U.S. COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

Form Of Opinion

1.                                      The Agreement (to the extent execution and delivery are governed by New York law) has been duly executed and delivered by the Company.

2.                                      The Indenture (to the extent execution and delivery are governed by New York law) has been duly executed and delivered by the Company.  The Indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and possible judicial action giving effect to governmental actions relating to persons or transactions or foreign laws affecting creditors’ rights and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to its description contained in the Pricing Disclosure Package and the U.S. Prospectus under the caption “Description of the Notes.”  The Indenture has been duly qualified under the 1939 Act.

3.                                      The Notes (to the extent execution is governed by New York law) have been duly executed by the Company. The Notes, when duly issued and delivered by the Company against payment as provided in the Agreement, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and possible judicial action giving effect to governmental actions relating to persons or transactions or foreign laws affecting creditors’ rights and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform in all material respects to the description contained in the Pricing Disclosure Package and the U.S. Prospectus under the caption “Description of Notes.”

4.                                      The Company is not, and after giving effect to the offering and sale of the Notes and the application of their proceeds as described in the Pricing Disclosure Package and the U.S. Prospectus under the heading “Use of Proceeds,” will not be, required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

5.                                      The issuance and sale of the Notes by the Company, the execution and delivery by the Company of the Agreement, the Notes and the Indenture and the performance by the Company of its obligations thereunder will not (i) breach or result in a default under any agreement, indenture or instrument listed on Schedule I to this opinion or (ii) violate those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Agreement.  For purposes of this letter, the term “Applicable Law” does not include federal securities laws or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Indenture, the Notes, the Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.  With respect to clause (i) above, we express no opinion with respect to any provision of any agreement, indenture or instrument listed on Schedule I to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (i) and (ii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

6.                                      No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company under any Applicable Law for the issuance and sale of the Notes by the Company, the execution and delivery by the Company of the Agreement and the Indenture and the performance by the Company of its obligations thereunder.  For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America.

7.                                      The statements in the Pricing Disclosure Package and the U.S. Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

8.                                      Under the laws of the State of New York relating to submission to jurisdiction, the Company has, pursuant to Section 11 of the Agreement and pursuant to Section 113 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the State of New York, in any action arising out of or relating to Underwriting Agreement or the transactions contemplated by the Underwriting Agreement, or the Indenture, as the case may be, and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in the Agreement for so long as any Notes are outstanding, has validly and irrevocably appointed CT Corporation System as an authorized agent for the purpose described in the Indenture; and service of process effected on such agent in the manner set forth therein will be effective to confer valid personal jurisdiction over the Company.  This opinion paragraph is subject to the qualification that we express no opinion as to the enforceability of forum selection clauses in the federal courts.

9.                                      The Registration Statement and the U.S. Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act, except for the financial statements, financial statement schedules, other financial data and the information derived from the reports of each of GLJ Petroleum Consultants Ltd., Sproule Associates Limited, Sproule Unconventional Limited and Sproule International Limited, in each case included or incorporated by reference in or omitted from either of them and the Form T-1, as to which we express no opinion.  We have assumed, for purposes of this paragraph, the compliance of the Canadian Prospectus and the documents incorporated by reference therein with the requirements of Alberta securities laws, as interpreted and applied by the Alberta Securities Commission.  We understand that such matters are covered in the opinion of Blake, Cassels & Graydon LLP furnished to you today.  We have also assumed for purposes of this paragraph that any reports or information that in accordance with the requirements of the Alberta securities laws as interpreted and applied by the Alberta Securities Commission are required to be made publicly available in connection with the offering of the Notes have been made publicly available as so required. The documents incorporated by reference into the Registration Statement, the U.S. Pricing Prospectus and the U.S. Prospectus were prepared by the Company without our participation.

Form of Negative Assurance Letter

We have acted as United States counsel to the Company in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of                 , 201    , among the Underwriters named on Schedule [    ] thereof (the “Underwriters”), for whom you are acting as representatives, and the Company, relating to the purchase today by the Underwriters of [insert description of securities] (the “Notes”) of the Company.  This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Underwriting Agreement.  Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-10 (File No. 333-196501) under the Securities Act of 1933, as amended (the “1933 Act”).  The Registration Statement was filed on June 4, 2014, was amended on June 12, 2014 and, based on our review of the Commission’s EDGAR database on           , 2014, was declared effective by the Commission at 4:30 pm on June 12, 2014.  In this letter, the Registration Statement, as amended as of the Applicable Time, including the documents incorporated by reference therein, is referred to as the “Registration Statement”; the base prospectus dated June 12, 2014 included as part of the Registration Statement, as supplemented by the preliminary prospectus supplement dated                 , 2014, including the documents incorporated by reference therein immediately prior to the Applicable Time, is referred to as the “U.S. Pricing Prospectus”; the U.S. Pricing Prospectus, taken together with the information set forth in the term sheet dated                 , 2014, in the form filed with the Commission pursuant to Rule 433 under the 1933 Act, is referred to as the “Pricing Disclosure Package”; and the base prospectus dated June 12, 2014 included as part of the Registration Statement, as supplemented by the final prospectus supplement dated               , 2014, including the documents incorporated by reference therein, is referred to as the “U.S. Prospectus”.

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information.  In addition, many determinations involved in the preparation of the Registration Statement, the U.S. Pricing Prospectus and the U.S. Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of the Opinion.  Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the U.S. Pricing Prospectus or the U.S. Prospectus or the documents incorporated by reference therein (other than as explicitly stated in paragraphs 2, 3 and 7 of the Opinion).

In the course of acting as United States counsel to the Company in connection with the offering of the Notes, we have participated in conferences and telephone conversations with your representatives, including your United States and Canadian counsel, officers and other representatives of the Company, Canadian counsel for the Company and the independent registered public accountants for the Company during which conferences and conversations the contents of the Registration Statement, the U.S. Pricing Prospectus, the U.S. Prospectus and related matters were discussed.  Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and its subsidiaries), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the Applicable Time, the Registration Statement (except for the financial statements, financial statement schedules, other financial data and the information derived from the reports of each of GLJ Petroleum Consultants Ltd., Sproule Associates Limited, Sproule Unconventional Limited and Sproule International Limited and, in each case included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference  and the Form T-1, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii)  as of the Applicable Time, the Pricing Disclosure Package (except for the financial statements, financial statement schedules, other financial data and the information derived from the reports of each of GLJ Petroleum Consultants Ltd., Sproule Associates Limited, Sproule Unconventional Limited and Sproule International Limited, in each case included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) at the time the U.S. Prospectus was issued, or at the Closing Time, the U.S. Prospectus (except for the financial statements, financial statement schedules, other financial data and the information derived from the reports of each of GLJ Petroleum Consultants Ltd., Sproule Associates Limited, Sproule Unconventional Limited and Sproule International Limited, in each case included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

SCHEDULE I

Materials other than the U.S. Pricing Prospectus that comprise the Pricing Disclosure Package:

None

Schedule I-1

SCHEDULE II

Final Term Sheet

Issuer:
Size:	$
Maturity:	, 20
Coupon:	%
Price:	% of face amount
Yield to maturity:	%
Spread to Benchmark Treasury:	%
Benchmark Treasury:	]
Benchmark Treasury Price and Yield:	%
Interest Payment Dates:	and , commencing
Redemption Provisions:	Make-whole

Make-whole call	At any time at a discount rate of Treasury plus basis points

Settlement:	T+ ; , 20
CUSIP:
Expected Ratings:

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [Representatives] at

ANNEX II

•                  2014 Mirror Note of Suncor Energy Oil Sands Inc. in favor of Suncor Energy Inc.

•                  2014 Mirror Note of Suncor Energy Oil Sands Limited Partnership in favor of Suncor Energy Oil Sands Inc.

•                  2014 Mirror Note Assignment between Suncor Energy Oil Sands Inc. and The Bank of New York Mellon, as Trustee

•                  Suncor Energy Oil Sands Limited Partnership Consent and Acknowledgement

3